                                   Exhibit 99.1



                                  CERTIFICATION


         The undersigned officer of Watts Industries, Inc. (the "Company") hereby certifies that the Company's annual report on Form 10-K for the twelve-month period ended December 31, 2002 (the "Report"), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.


Date: March 26, 2003                       /s/ Patrick S. O'Keefe
                                           ----------------------
                                           Patrick S. O'Keefe
                                           Chief Executive Officer



         A signed original of this written statement required by Section 906 has been provided to Watts Industries, Inc. and will be retained by Watts Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.